UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 10, 2017

Date of Report (Date of earliest event reported)

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management of the Company Prior to the Closing of the Transaction with Verizon

On March 10, 2017, Yahoo! Inc. (“Yahoo” or the “Company”) appointed Arthur Chong, 63, to serve as General Counsel and Secretary of Yahoo. Mr. Chong served as an outside legal advisor to Yahoo from October 2016 to March 9, 2017. From June 2016 to October 2016, Mr. Chong served as a special advisor to Sheppard, Mullin, Richter & Hampton LLP, a law firm. From October 2008 to February 2016, Mr. Chong served as Executive Vice President, General Counsel and Secretary at Broadcom Corporation, a global supplier of semiconductor devices, and was responsible for the legal, corporate secretary, governance, litigation, intellectual property, compliance and government relations activities for the company. Prior to that position, Mr. Chong served as Executive Vice President and Chief Legal Officer at Safeco Corporation, a property and casualty insurer, from November 2005 to October 2008. The terms of Mr. Chong’s employment are described below.

Marissa A. Mayer and Kenneth Goldman will continue to be the Chief Executive Officer and Chief Financial Officer, respectively, of the Company prior to the Closing (as defined below).

Management of the Company Following the Closing of the Transaction with Verizon

In connection with the previously announced pending sale by Yahoo of its operating business (the “Sale Transaction”) to Verizon Communications Inc. (“Verizon”) pursuant to the terms of a Stock Purchase Agreement, dated as of July 23, 2016, between the Company and Verizon, as amended as of February 20, 2017 (the “Stock Purchase Agreement”), Yahoo’s Board of Directors (the “Board”) has determined that, upon the closing of the Sale Transaction (the “Closing”), the following individuals will serve (or in the case of Mr. Chong continue to serve) in the following capacities for Altaba Inc. (the name of the Company following the Closing):

Name	Age	Position
Thomas J. McInerney	52	Chief Executive Officer
Arthur Chong	63	General Counsel and Secretary
Alexi A. Wellman	46	Chief Financial and Accounting Officer
DeAnn Fairfield Work	47	Chief Compliance Officer

Mr. McInerney has served as a member of Yahoo’s Board since April 2012. Mr. McInerney served as Executive Vice President and Chief Financial Officer of IAC/InterActiveCorp (“IAC”), an Internet company, from January 2005 to March 2012. From January 2003 through December 2005, he also served as Chief Executive Officer of the retailing division of IAC (which included HSN, Inc. and Cornerstone Brands). From May 1999 to January 2003, Mr. McInerney served as Executive Vice President and Chief Financial Officer of Ticketmaster, formerly Ticketmaster Online-CitySearch, Inc., a live entertainment ticketing and marketing company. From 1986 to 1988 and from 1990 to 1999, Mr. McInerney worked at Morgan Stanley, a global financial services firm, most recently as a Principal. Mr. McInerney serves on the boards of directors of HSN, Inc., a television and online retailer, Interval Leisure Group, Inc., a provider of membership and leisure services to the vacation industry, and Match Group, Inc., an online dating resource.

Ms. Wellman has served as Vice President, Global Controller of Yahoo since October 2015. From November 2013 to October 2015, she served as Vice President, Finance of Yahoo. From December 2011 to June 2013, Ms. Wellman served as Chief Financial Officer of Nebraska Book Company, which owned and operated college bookstores. From October 2004 to December 2011, Ms. Wellman served as a Partner at KPMG LLP, an audit, tax and advisory firm.

Ms. Work has served as an outside legal advisor to Yahoo since December 2016. From December 2012 to February 2016, Ms. Work served as Senior Vice President, Senior Deputy General Counsel and Chief Compliance Officer of Broadcom Corporation. From April 2009 to November 2012, Ms. Work served as Vice President and Deputy General Counsel of Broadcom Corporation.

Terms of Employment

Each of Mr. McInerney, Mr. Chong, Ms. Wellman and Ms. Work has entered into an offer letter setting forth the terms and conditions of his or her employment with the Company. Mr. Chong’s offer letter is effective as of March 10, 2017, and each other offer letter will become effective on the date of the Closing. The letters have no specified term, and each executive’s employment with the Company is on an at-will basis.

The letters set forth the following annual base salary for each executive: Mr. McInerney – $2 million, Mr. Chong – $1 million, Ms. Wellman – $500,000, and Ms. Work – $400,000. Each executive will be eligible for an annual incentive award following the Closing targeted at the following percentages of the executive’s annual base salary (each percentage, a “Target Bonus”): Mr. McInerney – 100%, Mr. Chong – 100%, Ms. Wellman – 75%, and Ms. Work – 75%. Each executive also will be eligible to participate in the benefit programs generally available to other senior executives and to accrue paid time off days in accordance with the Company’s post-Closing vacation or paid time off policy.

Each executive will be eligible for grants, following the Closing, of long-term deferred compensation designed to comply with the Investment Company Act of 1940 (collectively, the “LTDC”). The LTDC will be governed by the terms of a long-term deferred compensation plan expected to be adopted by the Board following the Closing, and each executive’s entitlements will be based on attainment of performance targets pre-established by the Board. Each executive’s LTDC provides for a threshold value and range of payments that each executive may receive based on attainment of the pre-established performance targets:

•	Mr. McInerney’s LTDC will have a threshold value of $6 million, which may result in payments of between $0 and $24 million;

•	Mr. Chong’s LTDC will have a threshold value of $3 million, which may result in payments of between $0 and $12 million;

•	Ms. Wellman’s LTDC will have a threshold value of $1.5 million, which may result in payments of between $0 and $6 million; and

•	Ms. Work’s LTDC will have a threshold value of $1 million, which may result in payments of between $0 and $4 million.

In the event an executive’s employment terminates without “cause” or as a result of a resignation for “good reason” (each, as defined in the offer letters), the executive will be entitled to receive the following payments and benefits, subject to the execution of an effective release of claims against the Company: (i) a lump sum payment equal to 12 months (or, for Mr. McInerney, 18 months) of base salary, (ii) a pro rata portion of the executive’s annual incentive award based on actual performance, payable at the time such award would otherwise have been paid, (iii) any portion of the LTDC to which the executive may be entitled pursuant to the terms of the LTDC plan, and (iv) subject to the executive’s timely and proper election for continued coverage under COBRA, reimbursement by the Company for COBRA premiums paid by the executive for a period of 12 months (or, for Mr. McInerney, 18 months) following termination of the executive’s employment. In addition, in the event of a change in control (as defined in the letters), each executive will automatically receive the above payments and benefits, subject to the executive’s execution of an effective release of claims against the Company; provided, that, in lieu of the pro rata annual incentive award described in clause (ii) above, the executive will be entitled to an amount equal to his or her Target Bonus, payable in a lump sum within 10 business days following the effective date of the release of claims.

The letters also include mutual non-disparagement provisions and incorporate by reference proprietary information and indemnification agreements between the Company and the executives.

There are no arrangements or understandings between any of Mr. McInerney, Mr. Chong, Ms. Wellman or Ms. Work and any other person pursuant to which he or she was selected as an executive officer of the Company, and there are no family relationships between any of Mr. McInerney, Mr. Chong, Ms. Wellman or Ms. Work and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Apart from the Yahoo engagement letters of Mr. Chong and Ms. Work described below, none of Mr. McInerney, Mr. Chong, Ms. Wellman, or Ms. Work has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. As mentioned above, Mr. McInerney is currently a director of Yahoo. During Yahoo’s last fiscal year, Mr. McInerney received cash compensation in the amount of $170,000 and equity awards with a grant fair value of $239,971 (computed in accordance with FASB ASC 718) for his service as an independent director of Yahoo. Mr. Chong became General Counsel and Secretary of Yahoo on March 10, 2017. Mr. Chong provided outside legal counsel to Yahoo from October 31, 2016 to March 9, 2017, pursuant to an engagement letter with Yahoo. Pursuant to this engagement, Yahoo compensated Mr. Chong in the amount of $100,000 per month, and also provided reimbursement for reasonable out of pocket expenses (including a car service). Ms. Wellman is currently Vice President and Global Controller of Yahoo. During Yahoo’s last calendar year, Ms. Wellman received cash compensation in the amount of $556,250 and equity awards with a grant fair value of $549,948 (computed in accordance with FASB ASC 718) in compensation from Yahoo. Ms. Work has served as an outside legal advisor to Yahoo since December 8, 2016, pursuant to an engagement letter with Yahoo. This engagement is expected to continue until the Closing. Pursuant to this engagement, Yahoo compensates Ms. Work $50,000 per month and provides reimbursement for reasonable out of pocket expenses.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Offer Letter, dated March 10, 2017, between Yahoo! Inc. and Thomas J. McInerney

10.2	Employment Offer Letter, dated March 10, 2017, between Yahoo! Inc. and Arthur Chong

10.3	Employment Offer Letter, dated March 10, 2017, between Yahoo! Inc. and Alexi A. Wellman

10.4	Employment Offer Letter, dated March 10, 2017, between Yahoo! Inc. and DeAnn Fairfield Work

Forward-Looking Statements.

This communication contains forward-looking statements concerning the Sale Transaction. Risks and uncertainties may cause actual results to differ materially from the results predicted. Potential risks and uncertainties include, among others: (i) the inability to consummate the Sale Transaction in a timely manner or at all, due to the inability to obtain or delays in obtaining approval of Yahoo’s stockholders, the necessary regulatory approvals, or satisfaction of other conditions to the closing of the Sale Transaction; (ii) the existence or occurrence of any event, change, or other circumstance that could give rise to the termination of the Stock Purchase Agreement, which, in addition to other adverse consequences, could result in the Company incurring substantial fees, including, in certain circumstances, the payment of a termination fee to Verizon under the Stock Purchase Agreement; (iii) potential adverse effects on Yahoo’s relationships with its existing and potential advertisers, suppliers, customers, vendors, distributors, landlords, licensors, licensees, joint venture partners and other business partners; (iv) the implementation of the Sale Transaction will require significant time, attention and resources of Yahoo’s senior management and others within Yahoo, potentially diverting their attention from the conduct of Yahoo’s business; (v) risks related to Yahoo’s ability to retain or recruit key talent; (vi) costs, fees, expenses and charges related to or triggered by the Sale Transaction; (vii) the net proceeds that the Company will receive from Verizon is subject to uncertainties as a result of the purchase price adjustments in the Stock Purchase Agreement; (viii) restrictions on the conduct of Yahoo’s business, including the ability to make certain acquisitions and divestitures, enter into certain contracts, and incur certain indebtedness and expenditures until the earlier of the completion of the Sale Transaction or the termination of the Stock Purchase Agreement; (ix) potential adverse effects on Yahoo’s business, properties, or operations caused by Yahoo implementing the Sale Transaction or foregoing opportunities that Yahoo might otherwise pursue absent the pending Sale Transaction; (x) the initiation or outcome of any legal proceedings or regulatory proceedings that may be instituted against Yahoo and its directors and/or officers relating to the Sale Transaction; and (xi) following the Closing, the Company will be required to register and be regulated as an investment company under the Investment Company Act of 1940, which will result in, among other things, the Company having to comply with the regulations thereunder, certain stockholders potentially being prohibited from holding or acquiring shares of the Company, and the Company likely being removed from the Standard and Poor’s 500 Index and other indices which could have an adverse impact on the Company’s share price following the Sale Transaction.

All of these risks and uncertainties could potentially have an adverse impact on Yahoo’s business and financial performance, and could cause its stock price to decline.

More information about other potential factors that could affect Yahoo’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yahoo’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the SEC’s website at www.sec.gov. All information set forth in this communication is as of March 10, 2017. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

Important Additional Information and Where to Find It.

On September 9, 2016, Yahoo filed with the SEC a preliminary proxy statement regarding the proposed sale of Yahoo’s operating business to Verizon. Yahoo will file with the SEC a definitive version of the proxy statement, which will be sent or provided to Yahoo stockholders when available. The information contained in the preliminary proxy statement is not complete and may be changed. BEFORE MAKING ANY VOTING DECISION, YAHOO’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ YAHOO’S PRELIMINARY PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND, WHEN IT BECOMES AVAILABLE, YAHOO’S DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE SALE TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SALE TRANSACTION. Investors and stockholders may obtain a free copy of Yahoo’s preliminary proxy statement and any amendments or supplements to the preliminary proxy statement, Yahoo’s definitive proxy statement (when available) and any amendments or supplements to the definitive proxy statement (when available), and other documents filed by Yahoo with the SEC (when available) in connection with the Sale Transaction for no charge at the SEC’s website at www.sec.gov, on the Investor Relations page of Yahoo’s website investor.yahoo.net, or by writing to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089.

Yahoo and its directors and executive officers, as well as Verizon and its directors and executive officers, may be deemed participants in the solicitation of proxies from Yahoo’s investors and stockholders in connection with the Sale Transaction. Information concerning the ownership of Yahoo securities by Yahoo’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information is also available in Yahoo’s annual report on Form 10-K for the year ended December 31, 2016, and Yahoo’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 23, 2016. Information about Verizon’s directors and executive officers is set forth in Verizon’s annual report on Form 10-K for the year ended December 31, 2016 and Verizon’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 21, 2016. Information regarding Yahoo’s directors, executive officers, and other persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the Sale Transaction, including their respective interests by security holdings or otherwise, also is set forth in the preliminary proxy statement described above and will be set forth in the definitive proxy statement relating to the Sale Transaction when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

By:	/s/ Marissa A. Mayer
Marissa A. Mayer Chief Executive Officer and President

Date: March 10, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Offer Letter, dated March 10, 2017, between Yahoo! Inc. and Thomas J. McInerney

10.2	Employment Offer Letter, dated March 10, 2017, between Yahoo! Inc. and Arthur Chong

10.3	Employment Offer Letter, dated March 10, 2017, between Yahoo! Inc. and Alexi A. Wellman

10.4	Employment Offer Letter, dated March 10, 2017, between Yahoo! Inc. and DeAnn Fairfield Work